UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  November 26, 2012

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas  75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, J. Robert Kerrey was elected as an independent member of the Board of Directors of Tenet Healthcare Corporation (the “Company”).  Mr. Kerrey previously served on the Company’s Board from March 2001 until March 2012.  Mr. Kerrey will serve on the Board’s Audit and Compensation Committees.

Mr. Kerrey will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed on March 30, 2012, except that, in light of Mr. Kerrey’s recent prior service on the Board, he will not receive the one-time grant of restricted stock units which is payable to new non-employee directors upon election to the Board.  There is no arrangement or understanding between Mr. Kerrey and any other persons pursuant to which he was selected as a director.  In addition, Mr. Kerrey is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933.

A copy of the Company’s press release announcing Mr. Kerrey’s election is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)                                Exhibits

99.1                        Press Release issued on November 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel
and Corporate Secretary

Date:  November 30, 2012

EXHIBIT INDEX

99.1                        Press Release issued on November 30, 2012